                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          RENAISSANCE SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)

                          RENAISSANCE SOLUTIONS, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                               PRELIMINARY COPIES

                          RENAISSANCE SOLUTIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Renaissance Solutions, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 4, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class II Directors to serve for the ensuing three years;

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares;

     3. To approve the Company's 1997 Stock Incentive Plan;

     4. To approve an amendment to the Company's 1995 Director Stock Option Plan (the "Director Plan") increasing the number of shares of Common Stock authorized under the Director Plan from 50,000 to 100,000 shares;

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current year; and

     6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on April 9, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          Harry M. Lasker, Secretary

April 21, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               PRELIMINARY COPIES

                          RENAISSANCE SOLUTIONS, INC.
                                 LINCOLN NORTH
                              55 OLD BEDFORD ROAD
                          LINCOLN, MASSACHUSETTS 01773

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Renaissance Solutions, Inc. (the "Company") at the Annual Meeting of Stockholders to be held on Wednesday, June 4, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     On April 9, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an
aggregate of [          ] shares of Common Stock of the Company, $.0001 par
value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 21, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF WILLIAM T. JENKINS, VICE PRESIDENT, FINANCE AND ADMINISTRATION, LINCOLN NORTH, 55 OLD BEDFORD ROAD, LINCOLN, MASSACHUSETTS 01773. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Company,
(iii) the Chief Executive Officer and the four executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                                           AMOUNT AND NATURE OF
                                                                         BENEFICIAL OWNERSHIP(1)
                                                                         ------------------------
                           NAME AND ADDRESS                              NUMBER OF     PERCENT OF
                          OF BENEFICIAL OWNER                             SHARES         CLASS
-----------------------------------------------------------------------  ---------     ----------
O. Bruce Gupton........................................................  1,010,000        10.7%
  c/o Renaissance Solutions, Inc.
  100 First Stamford Place
  Stamford, CT 06903-7698

Harry M. Lasker(2).....................................................    850,785         9.0
  c/o Renaissance Solutions, Inc.
  Lincoln North
  55 Old Bedford Road
  Lincoln, MA 01773

David A. Lubin(3)......................................................    848,286         9.0
  c/o Renaissance Solutions, Inc.
  Lincoln North
  55 Old Bedford Road
  Lincoln, MA 01773

Melissa E. Norton(4)...................................................    850,786         9.0
  c/o Renaissance Solutions, Inc.
  Lincoln North
  55 Old Bedford Road
  Lincoln, MA 01773

Putnam Investments, Inc.(5)............................................    808,095         8.5
  One Post Office Square
  Boston, MA 02109

RCM Capital Management, L.L.C.(6)......................................    605,000         6.4
  Four Embarcadero Center
  San Francisco, CA 94111-4189

David P. Norton(7).....................................................    850,786         9.0
Robert S. Kaplan(8)....................................................     27,303        *
John F. Rockart(9).....................................................     12,500        *
Ronald K. Bohlin(10)...................................................         --        *
Gresham T. Brebach, Jr.(11)............................................     65,524        *
All directors and executive officers as a group (7 persons)(12)........  3,613,662        38.0%

---------------
   * Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Includes 108,028 shares held by The Harry M. Lasker Children's Trust, the beneficiaries of which are Mr. Lasker's children and a trustee of which is Mr. Lasker's spouse, as to which shares Mr. Lasker disclaims beneficial ownership. Also includes 42,000 shares held by The Red Farm Charitable Trust, the trustees of which are Mr. Lasker and his spouse, as to which shares Mr. Lasker disclaims beneficial ownership.

 (3) Includes 72,856 shares held by The David A. Lubin Children's Trust, the beneficiaries of which are Mr. Lubin's children, as to which shares Mr. Lubin disclaims beneficial ownership. Also includes 39,500 shares held by The Pine Point Foundation, a trust the trustees of which are Mr. Lubin and his spouse, as to which shares Mr. Lubin disclaims beneficial ownership.

 (4) Ms. Norton is the spouse of David P. Norton, the President, Chief Executive Officer and a Director of the Company.

 (5) The information reported is based on a Schedule 13G, dated December 31, 1996, filed with the Securities and Exchange Commission by Putnam Investments, Inc. ("PI"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI is a registered investment advisor, in which capacity it advises PIM and PAC and has shared voting power with respect to 125,489 shares and shared dispositive power with respect to 808,095 shares. PIM has shared dispositive power with respect to 668,706 shares. PAC has shared voting power with respect to 125,489 shares and shared dispositive power with respect to 139,389 shares. MMC is the parent holding company of PI. PI and MMC disclaim beneficial ownership of such shares.

 (6) The information is based on a Schedule 13G, dated December 31, 1996, filed with the Securities and Exchange Commission by RCM Capital Management, L.L.C. ("RCM Capital"), RCM Limited L.P. ("RCM Limited"), and RCM General Corporation ("RCM General"). RCM Capital is an investment advisor, in which capacity it has sole voting power with respect to 529,000 shares, sole dispositive power with respect to 574,000 shares and shared dispositive power with respect to 31,000 shares. RCM General is the general partner of RCM Limited, the Managing Agent of RCM Capital. Each of RCM General and RCM Limited disclaim beneficial ownership of such shares except to the extent each may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital.

 (7) Includes 850,786 shares held by Melissa E. Norton, the spouse of Mr. Norton, as to which shares Mr. Norton disclaims beneficial ownership.

 (8) Includes 17,301 shares of Common Stock subject to outstanding stock options which are exercisable within the 60 day period following March 31, 1997.

 (9) Consists of 12,500 shares of Common Stock subject to outstanding stock options which are exercisable within the 60 day period following March 31, 1997.

(10) Mr. Bohlin resigned his position with the Company effective February 28, 1997.

(11) Consists of 65,524 shares of Common Stock subject to outstanding stock options which are exercisable within the 60 day period following March 31, 1997. Mr. Brebach resigned his position with the Company effective February 7, 1997.

(12) Includes 33,801 shares of Common Stock subject to outstanding stock options which are exercisable within the 60 day period following March 31, 1997.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to the matter presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of a majority of the shares present or represented and voting on the matter is required for the approval of the adoption of the Company's 1997 Stock Incentive Plan, the amendment to the Company's 1995 Director Stock Option Plan and for the ratification of the appointment of the Company's independent auditors.

     Shares which abstain from voting, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, approval of the 1997 Stock Incentive Plan, approval of the amendment to the 1995 Director Stock Option Plan and the ratification of the selection of auditors, but will have the same effect as a vote against the proposed amendment to the Company's Amended and Restated Certificate of Incorporation.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I directors, two Class II directors, and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 1999, 1997 and 1998, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect, as Class II directors, David A. Lubin and John F. Rockart, the two director nominees named below, unless the proxy is marked otherwise. Mr. Lubin and Dr. Rockart are currently directors of the Company.

     Each Class II director will be elected to hold office until the 2000 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

     For each member of the Board of Directors, including those who are nominees for election as Class II directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director, his age and length of service as a director of the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS I DIRECTORS)

                                   DIRECTOR      PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
          NAME             AGE      SINCE        DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
-------------------------  ---     --------     -------------------------------------------------
Harry M. Lasker..........  53        1992       Co-Chairman and Secretary of the Company since
                                                December 1993; Vice President and Co-Chairman of
                                                Spectrum Interactive, Inc. ("Spectrum"), a
                                                multimedia technology development company, from
                                                December 1981 to December 1991.

Robert S. Kaplan.........  56        1995       Marvin Bower Professor of Leadership Development
                                                at Harvard Business School; Member of faculty of
                                                Harvard Business School since September 1983.

NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS II DIRECTORS)

David A. Lubin...........  46        1992       Co-Chairman of the Company since December 1993;
                                                Treasurer of the Company since its inception in
                                                March 1992; Vice President and Co-Chairman of
                                                Spectrum from December 1981 to December 1991.

John F. Rockart..........  65        1995       Senior Lecturer at the Center for Information
                                                Systems Research of the Alfred P. Sloan School of
                                                Management of the Massachusetts Institute of
                                                Technology since 1974; Director of Center for
                                                Information Systems Research since 1976; Director
                                                of ComShare, Inc. and Keane, Inc.

DIRECTORS WHOSE TERM EXPIRES IN 1998 (CLASS III DIRECTORS)

David P. Norton..........  55        1992       President of the Company since its inception in
                                                March 1992; Chief Executive Officer of the
                                                Company since 1993; President of Nolan, Norton &
                                                Co., an information technology consulting firm,
                                                from February 1975 to February 1992; Partner of
                                                KPMG Peat Marwick from March 1987 to February
                                                1992.

O. Bruce Gupton..........  53        1997       Executive Vice President of the Company since
                                                January 1997; President and Chief Executive
                                                Officer of International Systems Services
                                                Corporation from 1981 to December 1996.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seven times during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's equity incentive plans. The Compensation Committee met two times during 1996. The members of the Compensation Committee are Mr. Kaplan and Dr. Rockart.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held five meetings during 1996. The members of the Audit Committee are Mr. Kaplan and Dr. Rockart.

     The Company has no nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives reimbursements for expenses incurred in service of the Company as a director, receives a quarterly retainer of $2,500 and participates in the Company's 1995 Director Stock Option Plan. The 1995 Director Stock Option Plan is described below under the caption "PROPOSAL 4 -- APPROVAL OF AMENDMENT TO 1995 DIRECTOR STOCK OPTION PLAN."

COMPENSATION OF EXECUTIVE OFFICERS

  Employment Agreements

     The Company is a party to employment agreements (as amended to date, the "Principals' Employment Agreements") with each of Messrs. Lasker, Lubin and Norton (the "Principals") for the period commencing January 31, 1995 and ending January 31, 1998. Pursuant to the Principals' Employment Agreements, each of Mr. Lasker and Mr. Lubin is employed as a Co-Chairman of the Company and Mr. Norton is employed as President and Chief Executive Officer of the Company. The Principals' Employment Agreements originally provided for an annual salary of $500,000. Effective July 1, 1996, the Principals' Employment Agreements were amended to provide for an annual base salary of $375,000. Each Principal is also eligible for bonuses at the discretion of the Board of Directors if the Principal satisfies targeted performance objectives. Each Principals' Employment Agreement also contains covenants by the Principal not to solicit any of the Company's employees or customers or disclose or use any of the Company's proprietary information for a period of two years following the termination of the Principal's employment and, in the event that the Principal is terminated for cause, not to compete with the Company during such two year period. Each Principal has agreed to assign his right, title and interest to any inventions, software and other works created by him or at his direction to the Company.

     The Company is also a party to an employment agreement with Mr. Gupton (the "Employment Agreement"). The Employment Agreement provides for a four year term commencing on December 31, 1996 (the "Term") and an annual salary of $375,000 for the first year of the Term. The annual salary is subject to adjustment thereafter, but may not be decreased without Mr. Gupton's consent. Mr. Gupton is also eligible to receive an annual bonus based upon performance criteria determined by the Company's Board of Directors. The maximum bonus for the first year of the term is $125,000, which amount may be increased in subsequent years. The Employment Agreement may be terminated by either party upon 30 days' notice, or by the Company immediately if for "cause" (as defined in the Employment Agreement). Pursuant to the Employment Agreement, Mr. Gupton has agreed not to compete with the Company until (i) one year after the termination or cessation of his employment, if such termination or cessation is (A) due to the expiration of the Term, (B) due to Mr. Gupton suffering from a "disability" (as defined in the Employment Agreement) or (C) at the election of the Company, not for "cause," or (ii) the later of the expiration of the remainder of the Term and one year after the termination or cessation of his employment, if such termination or cessation is (A) at the election of Mr. Gupton or (B) at the election of the Company for "cause." Mr. Gupton has also agreed not to disclose or use any of the Company's proprietary information and to assign his right, title and interest to any inventions, software and other works created by him or at his direction to the Company.

     During 1996, the Company was also a party to employment agreements with Messrs. Bohlin and Brebach (the "Executive Agreements"), each of whom subsequently have resigned his respective position with the Company. The Executive Agreements provided for annual salaries of $300,000 and $375,000 for Messrs. Bohlin and Brebach, respectively. Under the Executive Agreement, each officer agreed not to disclose any confidential information of the Company. Pursuant to the Executive Agreement, all inventions and intellectual property rights therein, developed, acquired or conceived by the officer during the term of his employment became the exclusive property of Renaissance. Each Executive Agreement provided that for a period of two years after the date of termination of employment, the officer may not solicit any of the Company's employees or customers.

     In connection with his resignation and in consideration of his assistance in orchestrating the acquisition of International Systems Services Corporation, the Company awarded Mr. Brebach a bonus of $187,500.

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                                   ------------------------------      ALL OTHER
                    NAME AND                                 SALARY       BONUS       COMPENSATION
               PRINCIPAL POSITION                  YEAR       ($)         ($)(1)         ($)(3)
-------------------------------------------------  ----     --------     --------     ------------
David P. Norton..................................  1996     $387,500     $     --           --
  President and Chief                              1995      500,000(1)        --           --
  Executive Officer                                1994      250,000      473,643(2)        --
Harry M. Lasker..................................  1996      387,500           --           --
  Co-Chairman and                                  1995      500,000(1)        --           --
  Secretary                                        1994      250,000      322,601(2)        --
David A. Lubin...................................  1996      387,500           --           --
  Co-Chairman and                                  1995      500,000(1)        --           --
  Treasurer                                        1994      250,000      374,858(2)        --
Gresham T. Brebach, Jr.(4).......................  1996      375,000       46,154           --
  Executive Vice President                         1995      373,558      119,712           --
  -- Client Services
Ronald K. Bohlin(5)..............................  1996      300,000       50,000           --
  Senior Vice President --                         1995      300,000           --           --
  Practice Development

---------------
(1) Includes $50,000 paid to the Named Executive Officer as salary in 1995 which he has repaid to the Company in 1996 in connection with the election by the Company's Co-Chairmen and Chief Executive Officer to permanently forego a total of $150,000 in compensation to which they were otherwise entitled in 1995.

(2) Includes amounts payable in 1995 for services rendered by the Named Executive Officer in 1994.

(3) Represents the Company's 401(k) profit-sharing plan matching contributions.

(4) Mr. Brebach resigned his position with the Company effective February 28, 1997.

(5) Mr. Bohlin resigned his position with the Company effective February 28, 1997.

  Option Grants

     The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                VALUE AT ASSUMED
                                                ---------------------------------------      ANNUAL RATES OF
                                                  PERCENT OF                                   STOCK PRICE
                                 NUMBER OF       TOTAL OPTIONS    EXERCISE                  APPRECIATION FOR
                                SECURITIES        GRANTED TO       PRICE                    OPTIONS TERMS(2)
                                UNDERLYING       EMPLOYEES IN       PER      EXPIRATION   ---------------------
            NAME              OPTIONS GRANTED     FISCAL YEAR      SHARE      DATE(1)        5%         10%
----------------------------  ---------------   ---------------   --------   ----------   --------   ----------
David P. Norton.............           --              --              --          --           --           --
Harry M. Lasker.............           --              --              --          --           --           --
David A. Lubin..............           --              --              --          --           --           --
Gresham T. Brebach,
  Jr.(4)....................       50,000(3)          7.0%         $14.25      1/2/06     $448,087   $1,135,542
Ronald K. Bohlin(5).........       25,000(3)          3.5           14.25      1/2/06      224,044      567,771

---------------
(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. The exercisability of these options is accelerated upon the occurrence of a change in control.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(3) Options vest in four equal installments on each of the date of grant and the first, second and third anniversary of the date of grant.

(4) Mr. Brebach resigned his positions with the Company effective February 7, 1997.

(5) Mr. Bohlin resigned his position with the Company effective February 28, 1997.

  Year-End Option Table

     The following table summarizes certain information regarding stock options held as of December 31, 1996 by each of the Named Executive Officers and stock option exercises by the Named Executive Officers during 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF                      NUMBER OF SHARES            VALUE OF UNEXERCISED
                                            SHARES                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                          ACQUIRED ON     VALUE      OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
                                           EXERCISE      REALIZED    (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
                  NAME                        (#)         ($)(1)                 (#)                         ($)(2)
----------------------------------------  -----------   ----------   ---------------------------   ---------------------------
David P. Norton.........................         --             --              --/--                        --/--
Harry M. Lasker.........................         --             --              --/--                        --/--
David A. Lubin..........................         --             --              --/--                        --/--
Gresham T. Brebach, Jr.(3)..............     59,500     $1,445,925           3,012/187,536             $ 91,866/$6,657,573
Ronald K. Bohlin(4).....................     31,200        812,813          25,012/ 68,762              919,191/ 2,409,816

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock as of December 31, 1996 ($44.75 per share) less the option exercise price, multiplied by the number of shares underlying the options.

(3) Mr. Brebach resigned his position with the Company effective February 7, 1997.

(4) Mr. Bohlin resigned his position with the Company effective February 28, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons required to file such reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during 1996 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except as follows. On February 29, 1996, Gresham T. Brebach, Jr., the Company's then Executive Vice President -- Client Services, sold shares of Common Stock, and a Form 4 reporting such transaction was filed on April 10, 1996.

CERTAIN TRANSACTIONS

     In January 1995, Messrs. Lasker and Lubin, Melissa E. Norton (the wife of David P. Norton), the Harry M. Lasker Children's Trust (the "Lasker Trust") and the David A. Lubin Children's Trust (the "Lubin Trust" and with the Lasker Trust, the "Trusts") entered into a Stockholders' Voting Agreement (the "Voting Agreement") pursuant to which, from and after the Company's reorganization in April 1995 and until October 31, 1998, each of Messrs. Lasker and Lubin and Ms. Norton are entitled to designate one representative for nomination to the Board of Directors of the Company (currently Messrs. Lasker, Lubin and Norton), provided that, in each case, Mr. Lasker and the Lasker Trust, Mr. Lubin and the Lubin Trust and Ms. Norton retain at least 50% of their or her respective holdings of Common Stock as existing immediately following the closing of the Company's initial public offering. Under the Voting Agreement, each of

Messrs. Lasker and Lubin, Ms. Norton, the Lasker Trust and the Lubin Trust agrees to vote all of his, her or its shares of Common Stock for the election of such nominees.

     In March 1994 the Company entered into a consulting agreement with Robert
S. Kaplan (the "Kaplan Consulting Agreement") pursuant to which Mr. Kaplan agreed to provide certain consulting services to the Company. Mr. Kaplan is a director of the Company. The Kaplan Consulting Agreement provides that the Company will be the sole consulting firm with which Mr. Kaplan will perform Balanced Scorecard-related services. Pursuant to the Kaplan Consulting Agreement, Mr. Kaplan has agreed to refer all opportunities to perform potential Balanced Scorecard projects to the Company, and the Company has agreed to pay Mr. Kaplan at his per diem rate (currently $6,000) as well as a referral fee on all client billable work obtained by the Company primarily as a result of Mr. Kaplan's referrals. The referral fee is payable with respect to Company engagements during the two years following the referral and equals 10% of the first $1,000,000 in professional fees collected from a referred client and 2% of professional fees collected from the client in excess of $1,000,000. Under the Kaplan Consulting Agreement, during the term of the Kaplan Consulting Agreement, the Company also has agreed to pay Mr. Kaplan $2,500 for each Balanced Scorecard engagement completed by the Company under its Teaming Agreement with Gemini Consulting, Inc., a Delaware corporation ("Gemini"). The Company made payments totaling $10,000 to Mr. Kaplan under the Kaplan Consulting Agreement in 1996. The Kaplan Consulting Agreement may be terminated by either party on 90 days' written notice.

     Pursuant to the Kaplan Consulting Agreement, in March 1994 the Company issued Mr. Kaplan 10,002 shares of Common Stock and in January 1995 the Company granted Mr. Kaplan options to purchase an additional 12,004 shares of Common Stock.

     In July 1996 the Company entered into a consulting agreement with John F. Rockart (the "Rockart Consulting Agreement") pursuant to which Dr. Rockart agreed to provide certain consulting services to the Company. Dr. Rockart is a director of the Company. The Rockart Consulting Agreement provides that the Company will be the sole consulting firm with which Dr. Rockart will jointly work to develop consulting methodologies or products. Pursuant to the Rockart Consulting Agreement, the Company has agreed to pay Dr. Rockart at his per diem rate (currently $7,500) as well as a referral fee on all client billable work obtained by the Company primarily as a result of Dr. Rockart's referrals. The referral fee is payable with respect to Company engagements during the two years following the referral and equals 5% of the first $1,000,000 in professional fees collected from a referred client, 3.5% of the second $1,000,000 in professional fees collected from the client and 2% of the professional fees collected from a referred client in excess of $2,000,000. The referral fee only applies to engagements greater than $100,000. The Rockart Consulting Agreement also provides that in the event Dr. Rockart and the Company jointly develop methodologies which are embedded in, but exclusive of, other Renaissance methodologies, the Company will award Dr. Rockart (i) options to purchase 5,000 shares of Common Stock when annual revenues attributable to the methodology reach $2,000,000 per year, (ii) options to purchase an additional 10,000 shares of Common Stock when annual revenues attributable to the methodology reach $5,000,000, and (iii) options to purchase an additional 10,000 shares of Common Stock for each additional $5,000,000 in annual revenues attributable to the methodology. Title to the jointly developed methodology will reside in the Company. No payments have been made to date under the Rockart Consulting Agreement.

     In November 1996, Gemini exercised three separate options to purchase 50,000 shares of Common Stock (each, an "Option") which had been sold to Gemini by each of Messrs. Lubin and Lasker and Ms. Melissa E. Norton in connection with the Company's initial public offering in April 1995. In connection with the exercise of the Options, Gemini paid to each of Messrs. Lubin and Lasker and Ms. Norton (i) $650,000, representing the exercise price of each Option, and (ii) $255,454, in repayment, with interest, of a promissory note issued by Gemini to each of Messrs. Lubin and Lasker and Ms. Norton as the purchase price of the Option.

     On December 31, 1996, the Company acquired International Systems Services Corporation ("ISS") pursuant to an Agreement and Plan of Merger, dated as of December 31, 1996 (the "Merger Agreement"), among the Company, Artist Acquisition Corp., a wholly-owned subsidiary of the Company (the "Merger Subsidiary"), ISS, and O. Bruce Gupton, the sole stockholder of ISS. Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into ISS (the "Merger"), whereupon ISS became a wholly-owned subsidiary of the Company. In connection with the Merger, Mr. Gupton received 1,310,000 shares of the Company's Common Stock. In January 1997 Mr. Gupton was elected a director and Executive Vice President of the Company.

     Concurrently with the execution of the Merger Agreement, Mr. Gupton entered into a Registration Rights Agreement with the Company (the "Registration Rights Agreement") pursuant to which the Company granted to Mr. Gupton registration rights with respect to the shares of the Company's Common Stock he received in the Merger (the "Registrable Shares"). Pursuant to the Registration Rights Agreement, in March 1997 the Company filed a registration statement on Form S-3 for the purpose of registering a portion of the Registrable Shares. In addition, pursuant to the Registration Rights Agreement, at any time after December 31, 1997, but prior to December 31, 1998, Mr. Gupton has the right to request that the Company file a Registration Statement on Form S-3 with respect to another portion of the Registrable Shares. If the Company files a registration statement on its own behalf at any time prior to December 31, 2001, it must give Mr. Gupton notice and use its best efforts to include any requested Registrable Shares in such registration statement.

     For a description of the employment agreement entered into between Mr. Gupton and the Company in connection with the Merger, see "Compensation of Executive Officers -- Employment Agreements."

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Director is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer, the Co-Chairmen and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Company has entered into multi-year employment contracts. Second, except as described below, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement by the Company of net income goals and the achievement by the executives of certain assigned objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives (other than Messrs. Norton, Lasker and Lubin, the Company's founders and its Chief Executive Officer and two Co-Chairmen) generally consist of three elements based upon the foregoing objectives: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's stock option plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

     Messrs. Norton, Lasker and Lubin are parties to employment agreements with the Company which fix the executive's annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. The Compensation Committee believes that the base salary levels provided for in these contracts establish appropriate base salary levels for the covered individuals in light of the factors described above. Moreover, these agreements included provisions prohibiting the executive from soliciting any of the Company's employees or customers during the term of the agreement and for a specified number of years thereafter.

     The Compensation Committee generally structures cash bonuses by linking them to annual net income goals and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally both objective and subjective in nature and include such goals as sales bookings, revenue, profit and departmental objectives. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit. None of Messrs. Norton, Lasker and Lubin was entitled to a bonus in 1996. The Compensation Committee believes that the substantial equity position in the Company held by these executive officers provides them with adequate incentives.

     Stock option grants in 1996 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. As a result of the applicable vesting arrangements, such grants also serve as a means for the Company to retain the services of these individuals. In January 1996, the Company granted options to each of the then executive officers of the Company, other than Messrs. Norton, Lasker and Lubin. The Compensation Committee intends to evaluate the merits of option awards during 1997 and is considering increasing the proportion of overall compensation of certain executive officers consisting of stock options and/or other equity based incentives.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to Messrs. Lasker, Lubin and Norton and the other executive officers of the Company, it does not appear that the
Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Robert S. Kaplan
                                          John F. Rockart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Mr. Kaplan and Dr. Rockart. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from April 4, 1995 through December 31, 1996 with the cumulative total return on (i) the Nasdaq Composite Index, and
(ii) the Russell 2000 Index. The comparison assumes the investment of $100 on April 4, 1995 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to April 4, 1995, the Company's Common Stock was not registered under the Exchange Act.

        MEASUREMENT PERIOD              RENAISSANCE      NASDAQ COMPOSITE      RUSSELL 2000
      (FISCAL YEAR COVERED)           SOLUTIONS, INC.          INDEX               INDEX
4/4/95                                    100.00              100.00              100.00
12/31/95                                  110.00              129.00              121.00
12/31/96                                  344.00              159.00              138.00

                 PROPOSAL 2 -- APPROVAL OF AMENDMENT TO AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION

     On April   , 1997, the Board of Directors voted to recommend to the
stockholders that the Company's Amended and Restated Certificate of Incorporation (the "Charter") be amended in order to increase the authorized number of shares of Common Stock from 20,000,000 to 50,000,000 shares (the "Charter Amendment").

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE CHARTER AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

     The Company currently is authorized to issue 20,000,000 shares of Common
Stock. As of the April 9, 1997, there were           shares of Common Stock
outstanding and           shares of Common Stock reserved for issuance under
stock plans of the Company (excluding 1,550,000 additional shares that would be reserved for issuance pursuant to the 1997 Stock Incentive Plan and the 1995 Director Stock Option Plan, if adopted and amended, respectively, as described below).

     The additional shares of Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or splits and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders' meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless any such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The Nasdaq National Market, on which the issued shares of Common Stock are listed currently, requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding by 20% or more.

     The stockholders of the Company do not have preemptive rights under the Charter, and the stockholders of the Company will not have such rights with respect to the additional authorized shares of Common Stock.

     At the present time, there are no plans to issue shares of Common Stock for which authorization is being sought, other than pursuant to the Company's benefit and stock plans.

              PROPOSAL 3 -- APPROVAL OF 1997 STOCK INCENTIVE PLAN

     On April   , 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Up to 1,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1997 Plan.

     Currently,           shares remain available for stock option grants under
the Company's 1995 Equity Incentive Plan. The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

     ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

SUMMARY OF THE 1997 PLAN

     The following is a brief summary of the material terms of the 1997 Plan.

  Description of Awards

     The 1997 Plan provides for the grant of incentive stock options intended to qualify under the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting power of the Company). The 1997 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 400,000 shares per calendar year.

     As of March 31, 1997, approximately    persons would have been eligible to
receive Awards under the 1997 Plan, including all of the Company's employees and consultants and the Company's five executive officers and two non-employee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On April   , 1997, the last reported sale price of the Company Common Stock
on the Nasdaq National Market was $          .

  Administration

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the 1997 Plan provides that the vesting of all outstanding Options or other stock-based Awards will accelerate, making them fully exercisable prior to or upon consummation of the Acquisition Event.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

  Amendment or Termination

     No Award may be made under the 1997 Plan after April   , 2007, but Awards
previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises of a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

  Tax Consequences to the Company

     The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a
Section 83(b) Election. Any such deduction will be subject to the limitations of
Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1997 Plan who are employees or otherwise subject to withholding in connection with the exercise of a nonstatutory stock option or a Section 83(b) Election.

     PROPOSAL 4 -- APPROVAL OF AMENDMENT TO 1995 DIRECTOR STOCK OPTION PLAN

     The Board of Directors believes that the continued growth and profitability of the Company depends upon the ability of the Company to attract and retain highly qualified non-employee directors. As of March 31, 1997, 25,000 shares remained available for stock option grants under the Company's 1995 Directors
Stock Option Plan (the "Director Plan"). Accordingly, on April   , 1997, the
Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan (the "Amendment") increasing the number of shares of Common Stock available for issuance under the Director Plan from 50,000 to 100,000 (subject to adjustment for certain changes in the Company's capitalization).

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

SUMMARY OF THE DIRECTOR PLAN

     The Director Plan was adopted by the Board of Directors and approved by the stockholders of the Company in January 1995. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory stock options to purchase shares of Common Stock. As of April 15, 1997, Mr. Kaplan and Dr. Rockart had each been granted options to purchase 10,000 shares at an exercise price of $12.25 per share, options to purchase 2,500 shares at an exercise price of $28.75 per share, and options to purchase 2,500 shares at an exercise price
of $          per share, and 20,000 shares remained eligible for future option grants under the Director Plan.

     Each eligible director is granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election to the Board of Directors. Annual options to purchase 2,500 shares of Common Stock are granted to each eligible director on April 15 of each subsequent fiscal year. The exercise price of options granted under the Director Plan is equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

     Options granted under the Director Plan are not transferrable by the optionee except by will or by the laws of descent and distribution. No option is exercisable after the expiration of five years from the date of grant.

     For a description of the treatment of options received pursuant to the Director Plan see "PROPOSAL 3 -- APPROVAL OF 1997 STOCK INCENTIVE
PLAN -- Federal Income Tax Consequences" above.

           PROPOSAL 5 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter. A representative of Deloitte & Touche LLP, which served as auditors for the year ended December 31, 1996, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773, no later than December 22, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          Harry M. Lasker, Secretary

April 21, 1997

                               PRELIMINARY COPIES


                           RENAISSANCE SOLUTIONS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 4, 1997
P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O
X          The undersigned, revoking all prior proxies, hereby appoints Harry
Y M. Lasker, David A. Lubin and David P. Norton, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Renaissance Solutions, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 4, 1997, at 10:00 a.m., Boston Time, at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.




         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                           POST-PAID RETURN ENVELOPE.

                                                                ---------------
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          | SEE REVERSE |
                                                                |     SIDE    |
                                                                ---------------

  X      Please mark votes
 ---     as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

1. To elect two Class II Directors to the Board of         For ___      Withheld ___
   Directors for the ensuing three years.
                                                           ------------------------
NOMINEES:  David A. Lubin and John F. Rockart              For both nominees except as noted above

2.   To approve an amendment to the                        For ___      Against ___     Abstain ___
     Company's Amended and Restated
     Certificate of Incorporation increasing the
     authorized number of shares of Common
     Stock from 20,000,000 to 50,000,000 shares.

3.   To approve the Company's 1997 Stock                   For ___      Against ___     Abstain ___
     Incentive Plan.

4.   To approve an amendment to the                        For ___      Against ___     Abstain ___
     Company's 1995 Director Stock Option Plan
     increasing the number of shares of Common Stock
     authorized under the plan from 50,000
     to 100,000 shares.

5.   To ratify and approve the appointment by              For ___      Against ___     Abstain ___
     the Board of Directors of Deloitte & Touche
     LLP as the Company's independent auditors
     for the current year.

                                                     MARK HERE                          MARK HERE
                                                     FOR ADDRESS                        IF YOU PLAN
                                                     CHANGE AND                         TO ATTEND
                                                     NOTE AT LEFT  _____                THE MEETING  _____

                                                     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                     VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
                                                     COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                     Please sign exactly as name appears hereon. If the
                                                     stock is registered in the names of two or more
                                                     persons, each should sign. When signing as an
                                                     executor, administrator, trustee, guardian, or
                                                     attorney, please give full title as such. If a
                                                     corporation, please sign in full corporate name by an
                                                     authorized officer. If a partnership, please sign in
                                                     full partnership name by an authorized person.


Signature:___________________________  Date:_______________  Signature:___________________________  Date:_______________


                                                                      APPENDIX A

                           RENAISSANCE SOLUTIONS, INC.

                         1995 DIRECTOR STOCK OPTION PLAN


1.    Purpose.
      -------

      The purpose of this 1995 Director Stock Option Plan (the "Plan") of Renaissance Solutions, Inc. (the "Company") is to promote the recruiting and retention of highly qualified outside Directors and to strengthen the commonality of interest between directors and stockholders.

2.    Administration.
      --------------

      The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3.    Participation in the Plan.
      -------------------------

      Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan.

4.    Stock Subject to the Plan.
      -------------------------

      (a) The maximum number of shares which may be issued under the Plan shall be 50,000 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

      (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

      (c) All options granted under the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.    Terms, Conditions and Form of Options.
      -------------------------------------

      Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

            (a) OPTION GRANT DATES. Options shall be granted automatically to all eligible directors as follows: (i) each person who becomes an eligible director after the date of stockholder approval of the Plan shall be granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election to the Board of Directors; and (ii) each eligible director shall be granted an additional option to purchase 2,500 shares of Common Stock on April 15 of each subsequent fiscal year (or the next following business day if April 15 is not a business day), provided he or she is then an eligible director.

            (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal the last reported sale price per share of the Company's Common Stock on the Nasdaq National Market (or such other national securities exchange or trading system of which the Common Stock may then be listed or quoted) on the date of grant (or if no such price is reported on such date, such price is reported on the nearest preceding date on which such price is reported).

            (c) OPTIONS NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code) and shall be exercised during the lifetime of the optionee only by such optionee.

            (d) EXERCISE PERIOD. Each option may be exercised at any time and from time to time, in whole or in part, prior to the fifth anniversary of the date of grant.

            (e) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

            (f) PAYMENT OF PURCHASE PRICE. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6.    Assignments.
      -----------

      The rights and benefits under the Plan may not be assigned except as provided in Section 5.

7.    Time for Granting Options.
      -------------------------

      All options for shares subject to the Plan shall be granted, if at all, not later than five years after the date of the Board's adoption of the Plan.

8.    Limitation of Rights.
      --------------------

      (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

      (b) NO STOCKHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.    Adjustment Provisions.
      ---------------------

      (a) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to future option grants under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule l6b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule l6b-3").

      (b) MERGERS. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company or sale of all or substantially all of the assets of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or
(iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

10.   Amendment of the Plan.
      ---------------------

      (a) The provisions of Sections 3, 5(a) and 5(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of the optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule l6b-3.

11.   Withholding.
      -----------

      The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 11 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. Notwithstanding the foregoing, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

12.   Notice.
      ------

      Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer of the Company and shall become effective when it is received.

13.   Effective Date and Duration of the Plan.
      ---------------------------------------

      (a) EFFECTIVE DATE. The Plan shall become effective upon the closing of the Company's initial public offering, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, all options granted under the Plan shall terminate and no further options shall be granted under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 10(a)) shall become effective when adopted by the Board of Directors, but no option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) TERMINATION. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the earlier of (i) January 31, 2000 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

14.   General Restrictions.
      --------------------

      (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

      (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15.      Governing Law.
         -------------

      The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.


                                 Adopted by the Board of Directors on
                                    January 31, 1995.


                                 Approved by the Stockholders on
                                    January 31, 1995.

             AMENDMENT NO. 1 TO THE 1995 DIRECTOR STOCK OPTION PLAN

                         OF RENAISSANCE SOLUTIONS, INC.


      Section 4(a) of the 1995 Director Stock Option Plan (the "Plan") of Renaissance Solutions, Inc. is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

      "(a) The maximum number of shares which may be issued under the Plan shall be 100,000 shares of the Company's Common Stock, $.0001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9."

                        Adopted by the Board of Directors on
                        April ___, 1997

                                                                      APPENDIX B


                           RENAISSANCE SOLUTIONS, INC.

                            1997 STOCK INCENTIVE PLAN
                            -------------------------


1.    Purpose
      -------

      The purpose of this 1997 Stock Incentive Plan (the "Plan") of Renaissance Solutions, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of the Company as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

2.    Eligibility
      -----------

      All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    Administration, Delegation
      --------------------------

      (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

      (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

      (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). For so long as the common stock, $.001 par value per share (the "Common Stock"), of the Company is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.    Stock Available for Awards
      --------------------------

      (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) PER PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award or Awards may be granted to any Participant under the Plan shall be 400,000 per calendar year. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

      (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding

Option (as defined below), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as defined below), and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.    Stock Options
      -------------

      (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option".

      (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

      (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in the Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4)  any combination of the above permitted forms of payment.

6.    Restricted Stock
      ----------------

      (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

      (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    Other Stock-based Awards
      ------------------------

      The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    General Provisions Applicable to Awards
      ---------------------------------------

      (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

      (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Acquisition Events
          ------------------

                  (1) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

                        (A) Upon the occurrence of an Acquisition Event,

                              (i) all Restricted Stock Awards then outstanding
shall become immediately free of all restrictions; and

                              (ii) all other stock-based Awards other than
Options and stock appreciation rights shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                        (B) Upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event, all Options and stock appreciation rights then outstanding shall become immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following actions with respect to then outstanding Options and stock appreciation rights: (I) provide that such Options and stock appreciation rights shall be assumed, or equivalent Options or stock appreciation rights be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (II) upon written notice to the Participants, provide that all then unexercised Options and stock appreciation rights will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

                        (C) Upon the occurrence of a Change of Control Event, all Options and stock appreciation rights then outstanding shall become immediately exercisable in full.

      An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;
(b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company (an event specified in this clause (d) being referred to as a "Change of Control Event").

            (2) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

      (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.    Miscellaneous
      -------------

      (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

      (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

      (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

      (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

      (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                 Adopted by the Board of Directors
                                 on April __, 1997.

                                 Approved by the stockholders of the
                                 Company on ____________________.